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                                                                   EXHIBIT 10.40

                          GENERAL RELEASE OF ALL CLAIMS

         In consideration of the payments and benefits to be received by me, I, Anjali Joshi, on behalf of heirs executors administrators successors, assigns, and myself hereby make the following agreements and acknowledgements:

I.       TERMS OF THE AGREEMENT

         A. My employment with Covad will end effective November 30, 2003 (the "Termination Date"). I will have no right to employment with the Company after the Termination Date and the Company will have no obligation to employ me after that date. Until the Termination Date, I will assist you with the transition of my job duties as needed.

         B. Covad will provide one lump sum payment of $150,000, less applicable taxes and withholdings, on the Termination Date. In accordance with the 1997 Covad Stock Option Plan, I will retain the right to exercise all vested option till December 30, 2003.

         C. I am eligible for Q3 bonus if payable but will not be eligible for any bonuses thereafter.

         D. Covad will pay for temporary continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") for me and, if applicable, my eligible dependents (such payments shall not include COBRA coverage with respect to the Company's Section 125 health care reimbursement plan) for six (6) months after the Termination Date, provided that I and/or my eligible dependents, as applicable, am/are eligible for and elect such continuation coverage.

II.      RELEASE AND WAIVER OF ALL CLAIMS

         A. I hereby agree that I fully and forever discharge, waive and release any and all claims and causes of action of any kind that I may have had or now have against Covad Communications Company, and any of its affiliates, predecessors, successors, parents, subsidiaries or assigns and any of their respective officers, directors, agents, employees, and representatives (collectively, the "COMPANY" or "COVAD") arising out of or relating in any way to (1) my employment with the Company and the termination thereof, including but not limited to claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, infliction of emotional distress, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, the California Labor Code including Section 1197.5 thereof, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), WARN, and any other local, state and federal laws and regulations relating to employment, except any claims I may have for unemployment, workers' compensation insurance and the compensation outlined in this Release.

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         B. I hereby agree that I fully and forever waive any and all rights and benefits conferred upon me by the provisions of Section 1542 of the Civil Code of the State of California, or analogous law of any other state, which states as follows:

A general release does not extend to claims which the creditor [i.e., employee] does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor [i.e., the Company].

         C. I understand that various lawsuits have been brought against the Company alleging fraud and/or other legal violations relating to transactions in the Company's securities, and that some of those cases have been brought as purported class actions on behalf of various classes of persons who acquired such securities. I have made my own determination as to whether I wish to consult with the law firms purporting to represent such classes, and as to whether I am eligible to and wish to participate in such cases. I understand that by signing this Agreement I will be precluded from such participation, and will be waiving any rights I might otherwise have had as a result of such lawsuits.

                  I agree and understand that if, hereafter, I discover facts different from or in addition to those which I now know or believe to be true, that the waivers of this General Release of All Claims ("GENERAL RELEASE") shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

III.     CONFIDENTIAL INFORMATION & COMPANY EMPLOYEES

                  I hereby agree and understand that:

         A. I am required to return to the Company immediately upon my termination of employment all Company Information, including but not limited to notebooks, notes, manuals, memoranda, records, diagrams, blueprints, bulletins, formulas, reports, computer programs, or other data or memorializations of any kind, as well as any Company property or equipment, that I have in my possession or under my control. I further agree and understand that I am not entitled or authorized to keep any portions, summaries or copies of Company Information, and that I am under a continuing obligation to keep all Company Information confidential and not to disclose it to any third party in the future. I understand that the term "COMPANY INFORMATION" includes, but is not limited to, the following:

                  - Trade secret, information, matter or thing of a confidential, private or secret nature, connected with the actual or anticipated products, research, development or business of the Company or its customers, including information received from third parties under confidential conditions; and

                  - Other technical, scientific, marketing, business, product development or financial information, the use or disclosure of which might reasonably be determined to be contrary to the interests of the Company.

         B. I am prohibited for a period of one (1) year after the termination of my employment, from soliciting for employment, whether as an employee, independent contractor, or agent, any

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Company employee; and for that same time period I am prohibited from encouraging or otherwise enticing any Company employee to terminate his or her employment with the Company.

IV.      NON DISPARAGEMENT OF COMPANY/CONFIDENTIALITY

         A. I warrant that I have and will keep the fact, amount and terms of this Agreement completely confidential and will not hereafter disclose any information concerning this Agreement to anyone, provided however, that I may disclose the fact, amount, and/or terms of the Agreement to a governmental entity insofar as such disclosure is required by law and is necessary for legitimate law enforcement or compliance purposes. I may also make disclosures regarding the terms of this Agreement to accountants, lawyers, tax preparers in connection with preparation of financial statements or tax returns or reports or other financial or legal advice and to immediate family members or as required by law, provided such disclosures are made in confidence and are accompanied by a written notification to the third-party that there is a confidentiality provision with respect to this settlement and that I cannot repeat such information to anyone. If asked by other third parties regarding my employment with the Company, the parties may only state that the matter was amicably resolved and that they are unable to provide further information or details; and

         B. I warrant that I have not and agree that I shall not, directly or indirectly, engage in any conduct that involves the making or publishing of written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumors, allegations, or remarks regarding the events underlying my employment, or negative reports or comments) which are disparaging, deleterious or damaging to the integrity, reputation or goodwill of the Company, its employees, officers, vendors, customers, agents, and attorneys.

         C. The promises and agreements of this Section III and IV are a material inducement to the Company to provide me with the payments and benefits, for the breach thereof, the Company will be entitled to pursue its legal and equitable remedies against me, including, without limitation, the right to immediately cease payments made pursuant to the General Release and/or seek injunctive relief; provided, however, this General Release will remain in full force and effect.

V.       NON DISPARAGEMENT OF ANJALI JOSHI/CONFIDENTIALITY

         A. The Company warrants that the Company has and will keep the fact, amount and terms of this Agreement completely confidential and will not hereafter disclose any information concerning this Agreement to anyone, provided however, that the Company may disclose the fact, amount, and/or terms of the Agreement on a need to know basis. If asked by other third parties regarding my employment with the Company, the Company may only state that the matter was amicably resolved and that they are unable to provide further information or details; and

         B. The Company warrants that the Company has not and agrees that the Company shall not, directly or indirectly, engage in any conduct that involves the making or publishing of written or oral statements or remarks (including, without limitation, the repetition or distribution

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of derogatory rumors, allegations, or remarks regarding the events underlying my employment, or negative reports or comments) which are disparaging, deleterious or damaging to my integrity, reputation or goodwill.

         D. The promises and agreements of this Section V are a material inducement to me to sign this Release and, for the breach thereof, I will be entitled to pursue legal and equitable remedies against the Company, including, without limitation, the right to seek injunctive relief.

VI.      ENTIRE AGREEMENT

                  I agree and understand that this General Release contains the entire agreement between the Company and me with respect to any matters referred to in the General Release, and supersedes any and all previous oral or written agreements.

VII.     NO ADMISSION

                  I agree and understand that neither the fact nor any aspect of this General Release is intended, should be deemed, or should be construed at any time to be an admission of liability or wrongdoing by either myself or the Company.

VIII.    SEVERABILITY

                  I agree and understand that if any provision, or portion of a provision, of this General Release is, for any reason, held to be unenforceable, that such unenforceability will not affect any other provision, or portion of a provision, of this General Release and this General Release shall be construed as if such unenforceable provision or portion had never been contained herein.

IX.      DISPUTE RESOLUTION

                  I hereby agree and understand that any and all disputes regarding any alleged breach of this General Release shall be settled by final and binding arbitration in the County of Santa Clara, California, or in the County where I reside at the time the dispute arises, at my option, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, or its successor, and judgment upon the award rendered may be entered in any court with jurisdiction.

X.       WAIVER

                  By signing this Agreement, I acknowledge that:

                  a. I have carefully read, and understand, this Agreement;

                  b. I have been given twenty-one (21) days to consider my rights and obligations under this Agreement and to consult with an attorney;

                  c. The Company advised me to consult with an attorney and/or any other advisors of my choice before signing this Agreement;

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                  d.       I understand that this Agreement is legally binding
                           and by signing it I give up certain rights;

                  e. I have voluntarily chosen to enter into this Agreement and have not been forced or pressured in any way to sign it;

                  f. I knowingly and voluntarily release Covad, including its affiliates, predecessors, successors, parents, subsidiaries or assigns and any of their respective officers, directors, agents, employees, and representatives from any and all claims I may have, known or unknown, in exchange for the payments I have obtained by signing this Agreement, and that these payments are in addition to any payments I would have otherwise received if I did not sign this Agreement;

                  g. The General Release in this Agreement includes a waiver and release of all claims I may have under the Age Discrimination in Employment Act of 1967 (29 U.S.C. Section 621 et seq.); and

                  h. This Agreement does not waive any rights or claims that may arise after this Agreement is signed and becomes effective, which is eight (8) days after I sign it.

XI.      OPPORTUNITY TO REVOKE AND EFFECTIVE DATE

                  I understand that this General Release will not become effective until expiration of the seventh (7) day after I sign it; provided that I do not revoke it during those seven (7) days, and that for a period of seven
(7) days after I sign this General Release, I may revoke it. I agree and understand that if I decide to revoke this General Release after I sign it, I can do so only by delivering a written notification of my revocation, no later than the seventh day after I sign this General Release, to:

                  Leslie Ngai
                  Covad Communications Company
                  3420 Central Expressway
                  Santa Clara, CA 95051

XII.     MISCELLANEOUS ACKNOWLEDGEMENTS

         A. I hereby acknowledge that I understand that, but for my signing of this General Release and failure to revoke it during seven (7) days thereafter, I would not be entitled to nor would I be provided with any of the payments and benefits under the General Release. I understand that no payments and benefits will be provided to me until this General Release becomes effective. I understand further that, even if I did not sign this General Release or if I sign and then revoke it within seven (7) days thereafter, I would still be entitled to:

                  1. All wages, including any paid vacation, less applicable deductions, earned by me through my termination date; and

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                  2. The opportunity, if I am eligible, to elect to continue to participate in (and, if applicable, my dependents are eligible to elect to continue their participation in) the group health insurance plans provided by the Company pursuant to the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

         B. I hereby acknowledge that any agreement that I signed in connection with my employment with the Company regarding employee inventions, authorship, proprietary and confidential information shall remain in full force and effect following the termination of my employment.

                    EMPLOYEE'S ACCEPTANCE OF GENERAL RELEASE

BEFORE SIGNING MY NAME TO THIS GENERAL RELEASE, I STATE THAT: I HAVE READ IT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AM AWARE OF MY RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING IT; AND I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.

Date delivered to employee August 29, 2003

Signed this 29th day of August, 2003

                                                /s/ Anjali Joshi
                                           -------------------------------------
                                                       Anjali Joshi

                                                /s/ Michael Hanley
                                           -------------------------------------
                                               Covad Communications Company

                                                Michael Hanley
                                           -------------------------------------
                                           Covad Representative's Name (Printed)

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